UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2020

Endurance International Group Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36131	46-3044956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Corporate Drive, Suite 300 Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 852-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	EIGI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition

On February 6, 2020, Endurance International Group Holdings, Inc. (the “Company”) issued a press release announcing certain financial results and other information for the quarter and full year ended December 31, 2019. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information reported under Item 2.02 in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 4, 2020, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company adopted the 2020 Management Incentive Plan (the “2020 MIP”), a cash-based incentive compensation plan pursuant to which eligible Company employees, including named executive officers, are eligible for an annual bonus.

Eligible employees may earn annual bonuses under the 2020 MIP based on the achievement by the Company of pre-established targets for GAAP Revenue (weighted 50%) and Adjusted EBITDA (weighted 50%) for the year ending December 31, 2020. GAAP Revenue and Adjusted EBITDA are as reported and defined in the Company’s public filings.

The Company’s percentage achievement of the target for each of the GAAP Revenue and Adjusted EBITDA metrics will be evaluated separately, weighted, and then added together, and the bonus pool will be funded at the resulting combined percentage. The Company must achieve a specified minimum percentage of each metric’s target before such metric will contribute to the bonus pool funding. Achievement of 100% of the target for each metric will equate to 100% funding of the bonus pool. If the Company exceeds one or both metric targets, the bonus pool may be funded at a level up to 125%, depending upon the level of overachievement.

If the bonus pool is funded, individual bonuses will be calculated based upon the bonus pool funding percentage and each individual’s eligible earnings, target bonus percentage, and individual performance.

All payments and bonus pool funding are at the discretion of the Board of Directors. The Board of Directors or the Compensation Committee may make adjustments to achievement of performance metrics and payout levels under the 2020 MIP to address the impact of any mergers, acquisitions or other unexpected activities, developments, trends or events. In addition, achievement of the performance metrics may include or exclude any of the following events that occur during the performance year: any reorganization or restructuring transactions; extraordinary nonrecurring items; and significant acquisitions or divestitures.

The foregoing summary of the terms of the 2020 MIP is qualified in its entirety by reference to the 2020 MIP, which the Company plans to file as an exhibit to its Form 10-Q for the quarter ending March 31, 2020.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release issued by Endurance International Group Holdings, Inc. on February 6, 2020

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

Date: February 6, 2020

/s/ Marc Montagner
(Signature)
	Name:	Marc Montagner
	Title:	Chief Financial Officer